UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2024
 ______________________
INGREDION INCORPORATED
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	1-13397	22-3514823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois		60154
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (708) 551-2600
Not Applicable
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
(a) On May 15, 2024, at the 2024 annual meeting of stockholders (the “2024 annual meeting”) of Ingredion Incorporated (the “Company”), the Company’s stockholders voted on four proposals, which are described in the proxy statement for the 2024 annual meeting filed with the Securities and Exchange Commission on April 3, 2024 (the “2024 proxy statement”).
(b) As of the record date for the 2024 annual meeting, an aggregate of 65,604,835 shares of the Company’s common stock were outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote per share.
The final voting results with respect to each proposal voted upon at the 2024 annual meeting are set forth below.
Proposal 1
The holders of the outstanding shares of the Company’s common stock elected to the Board of Directors of the Company each of the 11 nominees specified in the 2024 proxy statement, based on the following numbers of votes:

Name	For	Against	Abstentions	Broker Non-Votes
David B. Fischer	53,151,959	781,880	97,096	4,059,007
Rhonda L. Jordan	53,246,120	703,858	80,957	4,059,007
Gregory B. Kenny	52,439,687	1,528,180	63,068	4,059,007
Charles V. Magro	53,751,251	198,646	81,038	4,059,007
Victoria J. Reich	53,271,847	702,115	56,973	4,059,007
Catherine A. Suever	53,846,160	128,331	56,444	4,059,007
Stephan B. Tanda	53,421,258	546,667	63,010	4,059,007
Jorge A. Uribe	53,390,130	538,500	102,305	4,059,007
Patricia Verduin	53,421,125	530,223	79,587	4,059,007
Dwayne A. Wilson	50,097,153	3,864,414	69,368	4,059,007
James P. Zallie	53,411,866	344,785	274,284	4,059,007
Each nominee elected to the Board of Directors at the 2024 annual meeting was elected for a term of one year and until his or her successor has been elected and qualified or until the director’s earlier death, resignation, or removal.
Proposal 2
The holders of the outstanding shares of the Company’s common stock approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the 2024 proxy statement, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
50,326,751	3,376,308	327,876	4,059,007

Proposal 3
The holders of the outstanding shares of the Company’s common stock ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024, based on the following numbers of votes:

For	Against	Abstentions
54,669,919	3,354,996	65,027

There were no broker non-votes with respect to this proposal.
Proposal 4
The holders of the outstanding shares of the Company’s common stock approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
42,331,542	11,413,778	285,615	4,059,007

Item 8.01    Other Events.
Pursuant to the voting results set forth in Proposal 4 of this Item 5.07, effective on May 16, 2024, upon its filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, the Company amended its Amended and Restated Certificate of Incorporation to limit the liability of certain officers to the maximum extent permitted by the General Corporation Law of the State of Delaware, as further described in Proposal 4 of the 2024 proxy statement. A copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this report and is incorporated by reference in this Item 8.01.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Ingredion Incorporated
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16 , 2024	Ingredion Incorporated

	By:	/s/ Tanya M. Jaeger de Foras
Tanya M. Jaeger de Foras Senior Vice President, Chief Legal Officer, Corporate Secretary and Chief Compliance Officer